Exhibit 10.9

First Amendment to
Remy International, Inc. Omnibus Incentive Plan
Restricted Stock Award Agreements for Employees

The Remy International, Inc. Omnibus Incentive Plan Restricted Stock Award Agreements granted under the Remy International, Inc. Omnibus Equity Incentive Plan (the “Plan”), dated February 21, 2013 (the “2013 Award Agreements”), February 18, 2014 (the “2014 Award Agreements”), and February 23, 2015 (the “2015 Award Agreements”, and together with the 2013 Award Agreements and the 2014 Award Agreements, the “Award Agreements”), by and between Remy International, Inc. (the “Company”) and the undersigned Grantee are hereby amended effective as of April 30, 2015, as follows:

1.    Section 6 of each of the Award Agreements shall be amended by adding a new Section 6(j), which shall read as follows:

“(j)    Forfeiture and Clawback. Notwithstanding any other provision of the Plan or this Agreement to the contrary, by signing this Agreement, the Grantee acknowledges that any incentive-based compensation paid to the Grantee hereunder may be subject to recovery by the Company under any clawback policy that the Company may adopt from time to time and/or under applicable law, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Shares may be listed. The Grantee further agrees to promptly return any such incentive-based compensation which the Company determines it is required to recover from the Grantee under any such clawback policy and/or under applicable law.”

2.    In accordance with Section 19.2 of the Plan, which provides that the Compensation Committee of the Board of Directors of the Company (the “Committee”) may make adjustments in the terms and conditions of, and the criteria included in, the Award Agreements for certain unusual or nonrecurring events if the Committee determines that such adjustments are appropriate to avoid the dilution of benefits intended to be provided under the Award Agreements, Exhibit A “Performance Vested Restricted Shares” of each of the Award Agreements shall be deleted and replaced with the applicable attached Exhibit A.

3.    The undersigned acknowledges and agrees that the results of Fidelity National Technology Imaging, LLC will be excluded from operating profit for purposes of the Award Agreements.

By your signature and the signature of the Company’s representative below, you and the Company agree and acknowledge that this Amendment to the Award Agreements is effective as of the date first set forth above, including the addition of Section 6(j) as contained above to the Award Agreements. The Award Agreements, as amended, continue to be governed by the terms and conditions of the Plan, which are incorporated herein by reference.

Grantee:	Remy International, Inc.
By:
(Signature)	Name:
Title:
(Printed name)